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                                                                   EXHIBIT 10.15

                                CONTENT AGREEMENT

     THIS CONTENT AGREEMENT ("Agreement") is made and entered into as of November 1, 2002, (the "Effective Date") by and between HCA - Information Technology & Services, Inc. ("Licensee"), a Tennessee corporation with a notice address of 2555 Park Plaza, Nashville, TN 37203, and HealthGate Data Corp. ("HealthGate"), a Delaware corporation with a notice address of 25 Corporate Drive, Suite 310, Burlington Massachusetts 01803.

     WHEREAS, HealthGate maintains or manages certain Content that customers may deliver to users via various technologies, now known or hereafter developed;

     WHEREAS, HealthGate and Licensee wish to enter into an agreement providing for the licensing of certain of HealthGate's Content and services to Licensee;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS.

     The following terms shall have the following meanings:

     1.1. "Affiliates" as applied to any particular entity, is defined as those entities, businesses, facilities, and enterprises, that are controlled by, controlling, or under common control with a stated entity, including, without limitation, all parent corporations and their respective subsidiaries and affiliates, joint ventures, partnerships, limited liability companies and partnerships, together with any and all entities and businesses to which any of the above described entities provide management services or purchasing services, (hereinafter referred to collectively together with IT&S as the "Enterprise"). "Control" as used herein means control through ownership of more than a majority interest in an entity, or control by contract.

     1.2.    "Authorized Users" shall mean (i) Licensee, (ii) Affiliates,
             (iii)  any  Participant,  (iv)  or  person  who has  access  to the
             Licensed   Content  through  the  Licensee's   website  under  this
             Agreement.

     1.3. "Content" shall mean text, images, video, audio (including, without limitation, music used in time relation with text, images or video), and other data, information, materials, documentation, features, products, services, promotion, links, pointers or technology.

     1.4. "Content Repository" shall mean the data files, data file indices, descriptive data feeds (including, without limitation, HTML and XML data feeds) that hold the Licensed Content on HealthGate's computer hardware.

     1.5.    "Expiration Date" shall mean October 31, 2004.

     1.6.    "GAO" shall mean the Government Accounting Office.

     1.7.    "HHS" shall mean the Department of Health and Human Services.

     1.8. "HealthGate Trademarks" shall mean HealthGate's name, logos, trademarks, servicemarks, and trade dress created or used by HealthGate.

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     1.9.    "Participant(s)" shall be defined as member(s) of HPG who have entered into a written agreement with HPG that permits Participants to purchase products and services from various vendors having purchasing agreements with HPG ("Participation Agreement").

     1.10. "Information Partners" shall mean those entities that have licensed HealthGate certain information or content included in the Licensed Content.

     1.11. "Licensed Content" shall mean the Content set forth on SCHEDULE A and all related Documentation.

     1.12. "Licensee Trademarks" shall mean Licensee's name, logos, trademarks, service marks, and trade dress created or used by Licensee.

     1.13. "Licensee" is defined to include HCA - Information Technology & Services Inc ("IT&S") as well as those entities, businesses, facilities, and enterprises (however and in whatever manner conducted) that are controlled by, controlling, or under common control with IT&S, including, without limitation, all parent corporations and their respective subsidiaries and affiliates, joint ventures, partnerships, limited liability companies and partnerships, hospitals, free-standing centers, home health agencies, surgery centers, physician practices, syndications, medical laboratories, medical records processing facilities, medical supply vendors, pharmacies, insurance providers, health care providers, and managed care entities, together with any and all entities and businesses to which IT&S or any of the above described entities provide management services or data processing management services, as of the date of this Agreement or at any time during the term of this Agreement.

     1.14. "Provider Content" shall mean content developed, owned, or licensed by an Authorized User and provided by the Authorized User to HealthGate.

     1.15. "Related Materials" shall mean the software, documentation, content and materials associated with the Licensed Content.

     1.16.   "Termination Notice" shall mean a written notice of termination.

2.   AUTHORIZED USERS; LICENSE; PROHIBITED ACTIONS

     2.1. CONTENT REPOSITORY. HealthGate shall develop, and maintain a Content Repository that will contain the Licensed Content. Authorized Users will be provided access to the Licensed Content in the manner set forth in Section 2.2 below.

     2.2. CONTENT PAGE. The Licensed Content shall be displayed as a separate feature on the Authorized User's website and may not be combined or intermingled with any other Content or material on that site, without the express prior written approval of HealthGate.

     2.3.    LICENSE.

             (a) HealthGate grants to Licensee a non-exclusive, non-transferable license to provide access to the Licensed Content to Authorized Users. The rights granted by HealthGate shall be for Licensee to publicly perform and display the Licensed Content on the Licensee's website for itself, its Affiliates, any Participant, or facility that is an Affiliate of a Participant. The maximum number of hospitals and health related facilities to which Licensee can provide the Licensed Content shall be limited to a total of four hundred (400). There shall be no limit to the number of free-standing centers, home health agencies, surgery centers, physician practices, medical laboratories and pharmacies that can link to the Licensed Content through one of the 400 facilities' web sites provided that they are an

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                    Affiliate or a Participant. Upon request, Licensee shall
                    provide HealthGate with a quarterly report indicating the total number of hospitals and health related facilities using the Licensed Content.

             (b) The Licensed Content and the Related Materials are the property of HealthGate or an Information Partner and is protected by applicable laws. Licensee shall abide by and shall use commercially reasonable efforts to cause Authorized Users to abide by all copyright notices, information, or restrictions contained in any Licensed Content.

             (c) Any rights not expressly granted in this Agreement with regard to the Licensed Content, and the Related Materials are reserved to HealthGate and its Information Partners.

     2.4. PERMITTED USES. During the term of this Agreement, Licensee and the Authorized Users may:

             (a)    make searches of and access the Licensed Content;

             (b) make a very limited number of hard copies of any search output that does not contain a significant segment of a database, which copies may be used only internally but may not be sold, provided that all copyright and other notices contained in such Licensed Content are maintained.

             (c) make one copy of any search output in electronic form (i.e. diskette, hard disk, or tape) to be used for editing or temporary storage only, provided that all copyright and other notices contained in such Licensed Content are maintained.

             With respect to subsection 2.5(b), provided that Licensee, Affiliates, and their respective physicians, employees, agents, contractors, and subcontractors, (collectively, "Affiliated Users") shall use commercially reasonable efforts to ensure that Authorized Users who are not Affiliated Users abide by this provision and shall promptly report to HealthGate any suspected or actual violations of subsection 2.5(b), Licensee and its Affiliated Users shall not be liable for any breach of subsection 2.5(b) by Authorized Users who are not Affiliated Users.

     2.5. PROHIBITED ACTIONS. Licensee agrees that it is prohibited from and shall not:

             (a) de-compile or reverse engineer the Licensed Content or any of the Related Materials;

             (b) sell, re-license, distribute or commercially exploit the Licensed Content or any of the Related Materials.

             (c) except as specifically permitted herein, make the Licensed Content available through any means or media other than the Licensed Content;

             (d) except as specifically permitted herein, modify, publish, transmit, participate in the license, transfer or sale of, reproduce, create derivative works from, distribute, perform, display, or in anyway exploit the Licensed Content or any of the Related Materials, in whole or in part, without the prior written consent of HealthGate.

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3.   INTENTIONALLY OMITTED

4.   MARKETING AND RE-SELLING SITES

     4.1. Any Affiliate or Participant facility which is sold to an independent third party may continue to utilize the Licensed Content provided Licensee is providing data processing services to such divested entity. If Licensee is not continuing to provide data processing services to such divested entity, then such entity shall have the right to continue to use the Licensed Content for the remainder of the current year, or ninety (90) days, whichever is longer. After such time, the entity will have to obtain its own license.

5.   FEES

     5.1. LICENSE FEES. License fees payable by Licensee to HealthGate are set forth in SCHEDULE B. In addition to all charges specified in this Agreement, Licensee shall pay or reimburse HealthGate for all federal, state, local or other taxes not based on HealthGate's income, net worth or personnel costs, including, but not limited to, sales, use, and privilege taxes, or amounts levied in lieu thereof, based on charges payable under this Agreement or based on use of the Licensed Content or any services performed hereunder, whether such taxes are now or hereafter imposed under the authority of any federal, state, local or other taxing jurisdiction. HealthGate retains title to the Licensed Content, therefore HealthGate shall pay all property taxes on Licensed Content, if imposed. If HealthGate is required to pay sales or usage taxes imposed with respect to this Agreement, HealthGate shall collect said taxes from Licensee and remit to the proper taxing authority and shall include a separate line item for said taxes on the invoice to Licensee. At the request of Licensee, HealthGate shall provide to Licensee any tax bill or other appropriate documentation reasonably required to substantiate any tax charges.

     5.2. ADJUSTMENTS IN FEES. The licenses fee due hereunder and set forth in SCHEDULE B may be subject to an adjustment prior to the Expiration Date. HealthGate may reduce the license fee at any time during the term of this Agreement. HealthGate may request an increase in the license fee to be effective on or after the first 12 months of the Agreement providing all of the following conditions are met: (i) increases result from a reissue or other modification of the HealthGate's commercial pricelist or from a change in HealthGate's market prices; (ii) no more than three increases will be considered during each 12-month period of the Agreement; (iii) increases are requested before the last 60 days of the Agreement; and (iv) at least 30 days elapse between requested increases. The aggregate of the increases during any 12-month period shall not exceed five (5%) of the current fee or the increase in the Consumer Price Index ("CPI") whichever is less.

     5.3. MOST FAVORED CUSTOMER PRICING TERMS. HealthGate represents and warrants that the prices charged for the Licensed Content purchased hereunder, net of all discounts and rebates, do not exceed HealthGate's net prices for the particular Licensed Content charged to others who are the same class of purchaser as are the Licensee and Authorized Users and who purchase in comparable volume and terms of purchase.

     5.4. FEES RELATED TO ADDITIONAL PRODUCTS AND SERVICES. Notwithstanding anything to the contrary contained in the fee adjustment procedures described in this Agreement or the fee schedule set forth in SCHEDULE B, any modification to the Licensed Content, requested by Licensee, may be accompanied by additional fees as determined by HealthGate, and approved in writing by Licensee prior to initiation of such modification. If HealthGate initiates a modification on its own initiative without a request by Licensee, then there will be no additional costs or fees for such modification prior to the Expiration Date.

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     5.5.    LATE FEES. Any payment not received within ten (10) days of its due date shall accrue interest at the rate of one and a half (1.5) percent per month; provided, however, if such rate is not then lawful, any such payment shall accrue interest at the highest lawful rate then available.

6.   TERM AND TERMINATION

     6.1. TERM. This Agreement shall commence on the Effective Date and shall end on the Expiration Date, unless otherwise terminated as provided hereunder.

     6.2. TERMINATION FOR BREACH. Either party shall have the right to terminate this Agreement in the event that the other party hereto has materially breached this Agreement; provided, however, that no such termination shall be effective unless (i) the terminating party provides the Termination Notice via overnight courier to the other party setting forth the facts and circumstances constituting the breach, and (ii) the party alleged to be in default does not cure such default within ten (10) business days following receipt of the Termination Notice. In the event that the nature of the default specified in the Termination Notice cannot be reasonably cured within ten (10) business days following receipt of the Termination Notice, a party shall not be deemed to be in default if such party shall, within such ten (10) day period, present a schedule to cure the default, commences curing such default and thereafter diligently executes the same to completion within six months. If the breach specified in the Termination Notice is timely cured or cure is commenced and diligently pursued, as provided above, the Termination Notice shall be deemed rescinded and this Agreement shall continue in full force and effect. Notwithstanding the foregoing, all Termination Notices for non-payment must be cured with thirty (30) days of receipt. In the event the default specified in the Termination Notice cannot be reasonably cured at all, a party shall be deemed to be in default.

     6.3. TERMINATION WITHOUT CAUSE. Licensee shall have the right, at any time, to terminate this Agreement, in whole or in part, without cause, by providing at least sixty (60) days' prior notice to HealthGate. In the event of such termination, HealthGate will prevent Licensee and Authorized Users from accessing the Licensed Content. Licensee shall be liable only for (i) payment for services rendered before the effective date of termination calculated as a ratable amount of the annual fee; (ii) prepaid, or contracted, for licensee fees to HealthGate's Information Partners and (iii) a reasonable allowance for profit on the amounts calculated in (i) and (ii) above which in no event shall exceed 10% of the amount calculated before the profit.

7.   HEALTHGATE TRADEMARKS AND TRADEMARKS OF OTHERS

     7.1. HEALTHGATE TRADEMARKS. Notwithstanding the limited right to use the HealthGate Trademarks on the Licensed Content, Licensee recognizes and acknowledges HealthGate is the sole owner of the HealthGate Trademarks; and all rights therein and the good will pertaining thereto belong exclusively to HealthGate. Accordingly, any use by Licensee of the Licensed Content, or of any HealthGate Trademarks pursuant to this Agreement, shall be subject to HealthGate's approval, which HealthGate may deny or revoke at any time if in HealthGate's sole judgment such use is not consistent with the goodwill otherwise associated with the HealthGate Trademarks. Neither this Agreement nor any rights granted hereunder will operate as a transfer to Licensee or the Licensed Content of any rights in or to any HealthGate Trademark, except for the limited rights expressly granted under this Agreement.

     7.2. LICENSEE TRADEMARKS. Notwithstanding the limited right to use the Licensee Trademarks on the Licensed Content, HealthGate recognizes and acknowledges Licensee is the sole owner of the Licensee Trademarks; and all rights therein and the goodwill pertaining thereto belong exclusively to Licensee. Accordingly, any use by HealthGate of the

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             Licensee Trademarks pursuant to this Agreement, shall be subject to
             Licensee's approval, which Licensee may deny or revoke at any time if in Licensee's sole judgment such use is not consistent with the goodwill otherwise associated with the Licensee Trademarks. Neither this Agreement nor any rights granted hereunder will operate as a transfer to HealthGate of any rights in or to any Licensee Trademark, except for the limited rights expressly granted under this Agreement.

     7.3. THIRD PARTIES' TRADEMARKS. In entering into this license to Licensee, HealthGate is also acting on behalf of its Information Partners.

8.   WARRANTY, INDEMNIFICATION AND LIMITATION OF WARRANTIES AND LIABILITY

     8.1.    WARRANTY.

             8.1.1 HealthGate warrants that from the time of initial delivery of any Licensed Content and for the period specified below, such Licensed Content shall operate in accordance with written specifications and documentation provided by HealthGate with respect to such Licensed Content (the "Documentation"). If, at any time within the period ending one (1) year from the date of delivery and acceptance of any Licensed Content by Licensee, such Licensed Content fails to perform according to the applicable Documentation or the express warranties stated in this Agreement, Licensee shall promptly notify HealthGate in writing of each alleged deficiency. HealthGate shall, at its own cost and expense and within thirty (30) days of receipt of such written notification, either correct each deficiency or provide Licensee with a plan acceptable to Licensee for correcting the deficiency.

             8.1.2 If the deficiency is not corrected within the aforementioned thirty (30) day period, or if an acceptable plan for correcting such deficiency is not established during such period, Licensee may exercise either of the following options by giving HealthGate written notice thereof within thirty (30) days thereafter:

                     1. Terminate this Agreement as to the Licensed Content, in which event HealthGate shall refund to Licensee a pro rata portion of the annual licensee fee and any unearned other fees or expenses paid by Licensee to HealthGate with respect to such Licensed Content which relate to the period after which such Licensed Content have failed to so perform and upon return by Licensee to HealthGate of all copies of the Licensed Content or certification of destruction of Licensed Content, Licensee shall have no obligation to make any further payment therefore; or

                     2. Suspend Licensee's use of such non-performing Licensed Content and defer further payments for such Licensed Content until HealthGate has corrected the deficiency. If, after a reasonable time, HealthGate has not corrected the deficiency, Licensee shall have the option to terminate its license to such Licensed Content as provided above.

             8.1.3 HealthGate warrants that HealthGate has the absolute right to license the Licensed Content in accordance with this Agreement and, as long as Licensee is not in default hereunder, warrants and represents that Licensee shall quietly and peacefully possess any Licensed Content provided hereunder subject to and in accordance with the provisions of this Agreement.

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             8.1.4   The warranties of this Section 8.1 shall not apply if:

                     1. The Licensed Content is not used in accordance with the applicable Documentation;
                     2. The Licensed Content is altered, modified or converted by Licensee without approval of HealthGate; or
                     3. The non-conforming operation is a result of a malfunction of Licensee's equipment or of any other third party software, data or intellectual property used by Licensee in conjunction with the Licensed Content not approved by HealthGate.

             8.1.5 HealthGate warrants that the Licensed Content and Licensee's use thereof in accordance with the Documentation and the provisions of this Agreement, shall not infringe or violate the patent, trademark, copyright, trade secret or any other intellectual property right of any entity not a party to this Agreement.

             8.1.6 HealthGate warrants and represents that, at the time the Licensed Content is delivered to Licensee, no portion of the Licensed Content or the media upon which it is stored has any type of software routines or other element which is designed to or capable of permitting any of the following:
                     (1) unauthorized access to or intrusion upon; (2) disabling of; (3) erasure of; or (4) interference with any hardware, software, data or peripheral equipment.

             8.1.7 HealthGate warrants and represents to Licensee that the Licensed Content shall, to the extent applicable, at all times operate in a manner that complies with the federal privacy regulations as contained in 42 CFR Part 164 (the "Federal Privacy Regulations") and the federal security standards as contained in 42 CFR Part 142 (the "Federal Security Regulations").

             8.1.8 THE WARRANTIES STATED WITHIN THIS AGREEMENT ARE EXCLUSIVE, AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT OR THE APPLICABLE DOCUMENTATION, HEALTHGATE CANNOT AND DOES NOT WARRANT THE ACCURACY, COMPLETENESS, CURRENTNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE INFORMATION AND CONTENT AVAILABLE THROUGH THE LICENSED CONTENT, OR THE LICENSED CONTENT THEMSELVES, OR ANY OTHER INFORMATION WHICH IS REFERENCED BY OR LINKED TO THE LICENSED CONTENT.

     8.2. HEALTHGATE INDEMNITY. HealthGate shall defend or settle, at its own expense, any cause of action or proceeding brought against Licensee which is based on a claim that the use of the Licensed Content as provided hereunder infringes any patent, copyright, trade secret or other proprietary right. HealthGate shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed upon in writing, or unless HealthGate fails to assume its obligation to defend and Licensee is required to do so to protect its interests. HealthGate shall indemnify and hold Licensee harmless against all damages, judgments, and attorneys' fees arising out of the foregoing, provided that Licensee gives HealthGate prompt written notice of such claim. If a claim is made that the use of the Licensed Content as provided hereunder infringes any patent, copyright, trade secret or other proprietary right, HealthGate shall either procure for Licensee the right to continue using

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             the Licensed Content, modify it to make it non-infringing but continue to meet the specifications therefore, or replace it with a similar non-infringing content as determined by the sole discretion of HealthGate. Section 8.2 shall survive the termination or expiration of this Agreement.

     8.3. LICENSEE'S INDEMNIFICATION OBLIGATIONS. Excluding claims arising out of or relating to the violation by HealthGate or an Information Partner of any third party copyright, trade secrets, or trademark, Licensee, to the extent permitted by applicable law, agrees to indemnify HealthGate and its Information Partners and hold them harmless from and against any and all claims of Licensee, Authorized Users or other third parties arising out of or related to the use of the Licensed Content, or other licensed materials, regardless of whether such claims were foreseeable by HealthGate or the Information Partner. The provisions of this Section 8.3 will survive any termination.

     8.4. DISCLAIMER OF WARRANTIES, LIMITATION TO WARRANTIES AND LIABILITIES. Subject to the express provisions and limitations of this Section, each Party shall be liable to the other for all damages incurred as a result of the breaching Party's failure to perform its obligations.

             EXCEPT AS OTHERWISE EXPRESSLY PROVIDED BELOW, THE AGGREGATE CUMULATIVE MONETARY LIABILITY OF LICENSEE HEREUNDER FOR ALL CLAIMS ARISING UNDER OR RELATING TO THIS AGREEMENT, NOTWITHSTANDING THE FORM (e.g., CONTRACT, TORT, OR OTHERWISE) IN WHICH ANY ACTION IS BROUGHT, SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY LICENSEE PURSUANT TO THIS AGREEMENT. THE FOREGOING LIMITATIONS UPON LICENSEE'S LIABILITY SHALL NOT APPLY TO: (i) LOSSES SUBJECT TO INDEMNIFICATION BY LICENSEE; (ii) LOSSES ARISING FROM LICENSEE'S REPUDIATION OF THIS AGREEMENT; OR (iii) LOSSES ARISING OUT OF THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LICENSEE.

             EXCEPT AS OTHERWISE EXPRESSLY PROVIDED BELOW, THE AGGREGATE CUMULATIVE MONETARY LIABILITY OF HEALTHGATE HEREUNDER FOR ALL DAMAGES ARISING UNDER OR RELATING TO THIS AGREEMENT, NOTWITHSTANDING THE FORM (e.g., CONTRACT, TORT, OR OTHERWISE) IN WHICH ANY ACTION IS BROUGHT, SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY LICENSEE PURSUANT TO THIS AGREEMENT. THE FOREGOING LIMITATION UPON THE TYPES AND AMOUNTS OF HEALTHGATE'S LIABILITY SHALL NOT APPLY TO: (i) LOSSES SUBJECT TO INDEMNIFICATION BY HEALTHGATE; (ii) LOSSES ARISING FROM HEALTHGATE'S REPUDIATION OF, OR UNEXCUSED REFUSAL TO PERFORM, THIS AGREEMENT; AND (iii) LOSSES ARISING OUT OF THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF HEALTHGATE.

             Except as otherwise provided, neither party shall be liable for consequential, special, indirect, or incidental damages, even if advised of the possibility of such damages and regardless of the form in which any action is brought or for exemplary or punitive damages regardless of the form in which any action is brought.

9.   MISCELLANEOUS

     9.1     CONFIDENTIALITY

             9.1.1 "Confidential Information" is defined to include the identity of patients, the content of medical records, financial and tax information, information regarding Medicare and Medicaid claims submission and reimbursements, the object and source codes and documentation for proprietary software, and all other information related to the business of either party and its Affiliates, clients and patients that

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                     may be obtained as the result of performance under this
                     Agreement. Neither party will, without first obtaining the other party's prior written consent, disclose publicly or to any third party person, firm or enterprise or use for its benefit any information relating to such other party's pricing methods, processes, financial data, lists, apparatus, statistics, programs, research, development or related information of such other party concerning its past, present or future business activities or plans, or results or terms of the sale of products or provision of services by HealthGate under this Agreement. Both parties agree that the terms of this Agreement, including the prices for products and services and the sales volumes of products and services, in the aggregate or by facility, shall also be held in confidence and not disclosed publicly or disclosed to any third party. Notwithstanding the foregoing, HealthGate may make reference to Licensee in any of HealthGate's public filings with the Securities and Exchange Commission.

             9.1.2 The party receiving the Confidential Information (the "Receiving Party") from the party who owns or holds in confidence such Confidential Information (the "Owning Party") may use the Confidential Information solely for the purpose of performing its obligations or enforcing its rights under this Agreement.

             9.1.3 Each party shall take appropriate action, by instruction to or agreement with its employees, agents and subcontractor, to maintain the confidentiality of the Confidential Information. A Receiving Party may disclose any of the Owning Party's Confidential Information on an as-needed basis to its non-employee fiduciaries who are under a professional obligation to keep such information confidential or who have signed confidential agreements, including without limitation its attorneys, accountants, auditors, controlling persons, officers, directors or trustees, without the Owning Party's prior consent. The Receiving Party shall promptly notify the Owning Party in the event that the Receiving Party learns of unauthorized release of Confidential Information.

             9.1.4 Except as may be permitted under Section 9.1.5, a Receiving Party shall not use or include the Owning Party's Confidential Information, nor any extrapolations or normative versions thereof, in any database or other application or program that the Receiving Party publishes or makes available to a third party or otherwise use Confidential Information received from the Owning Party for the purpose of developing information or statistical compilations for use by third parties or for any other commercial exploitation or enterprise without first obtaining the Owning Party's specific written consent, which consent the Owning Party may withhold in the exercise of its sole discretion.

             9.1.5 The Receiving Party shall have no obligation with respect to:

                     9.1.5.1 Confidential Information made available to the general public without restriction by the Owning Party or by an authorized third party;

                     9.1.5.2 Confidential Information rightfully known to the Receiving Party independently of disclosures by the Owning Party under this Agreement;

                     9.1.5.3 Confidential Information independently developed by the Receiving Party; or

                     9.1.5.4 Confidential Information that the Receiving Party may be required to disclose pursuant to subpoena or other lawful process; provided, however, that the Receiving Party notifies the Owning Party in a timely manner to allow the Owning Party to appear and protect its interests.

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             9.1.6   Upon the termination of this Agreement, each party shall
                     (i) immediately cease to use the other party's Confidential Information, (ii) return to the other party such Confidential Information and all copies thereof within ten
                     (10) days of the termination, and (iii) upon request, certify in writing to the other party that it has complied with its obligations set forth in this Section 9.1.6, unless otherwise provided in this Agreement.

             9.1.7 The parties acknowledge that monetary remedies may be inadequate to protect their rights with respect to Confidential Information and that, in addition to legal remedies otherwise available, injunctive relief is an appropriate judicial remedy to protect such rights.

             9.1.8 Each party hereby agrees to indemnify and hold harmless the other party from and against any and all liability, loss, damage, claims or causes of action and expenses associated therewith (including attorney's fees) caused directly or indirectly by the party's breach of its obligations under this Section 9. Each party agrees to provide reasonable assistance and cooperation upon the reasonable request of the other party in connection with any litigation against third parties to protect the requesting party's Confidential Information, provided that the party seeking such assistance and cooperation shall reimburse the other party for its reasonable out-of-pocket expenses.

             9.1.9 HIPAA Requirements. HealthGate agrees to comply with the applicable provisions of the Administrative Simplification section of the Health Insurance Portability and Accountability Act of 1996, as codified at 42 U.S.C.
                     Section 1320d through d-8 ("HIPAA"), and the requirements of any regulations promulgated thereunder including without limitation the federal privacy regulations as contained in 45 CFR Part 164 (the "Federal Privacy Regulations") and the federal security standards as contained in 45 CFR Part 142 (the "Federal Security Regulations"). HealthGate agrees not to use or further disclose any protected health information, as defined in 45 CFR 164.504, or individually identifiable health information, as defined in 42 U.S.C.
                     Section 1320d (collectively, the "Protected Health Information"), concerning a patient other than as permitted by this Agreement and the requirements of HIPAA or regulations promulgated under HIPAA, including without limitation the Federal Privacy Regulations and the Federal Security Regulations. HealthGate will implement appropriate safeguards to prevent the use or disclosure of a patient's Protected Health Information other than as provided for by this Agreement. HealthGate will promptly report to "IT&S and/or Affiliate" any use or disclosure of a patient's Protected Health Information not provided for by this Agreement or in violation of HIPAA, the Federal Privacy Regulations, or the Federal Security Regulations of which HealthGate becomes aware. In the event HealthGate, with "IT&S and/or Affiliate's approval, contracts with any Providers or agents to whom HealthGate provides a patient's Protected Health Information received from Provider, HealthGate shall include provisions in such agreements whereby the Provider and agent agree to the same restrictions and conditions that apply to HealthGate with respect to such patient's Protected Health Information. HealthGate will make its internal practices, books, and records relating to the use and disclosure of a patient's Protected Health Information available to the Secretary of Health and Human Services to the extent required for determining compliance with the Federal Privacy Regulations and the Federal Security Regulations. Notwithstanding the foregoing, no attorney-client, accountant-client, or other legal privilege shall be deemed waived by HealthGate or "IT&S and/or Affiliate" by virtue of this Section. Any violation of this provision shall be considered a material breach of this Agreement, conferring on IT&S the right to terminate this Agreement immediately without any right of HealthGate to cure such breach.

     9.2. INDEPENDENT CONTRACTOR. HealthGate and Licensee are and shall remain independent contractors with respect to all matters pursuant to the Agreement.

     9.3. ASSIGNMENT. Neither Licensee nor HealthGate shall, directly or indirectly, by assignment or change of control or otherwise, transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other, which consent may be withheld in the sole discretion of the party's whose consent is sought; provided, however, that (i) Licensee may assign its rights or obligations hereunder to an Affiliate without the consent of the HealthGate; (ii) both parties may assign its rights and obligations hereunder in connection with any merger, acquisition, or other transaction involving the sale of all or substantially all of its assets without the consent of the other party. This Agreement shall inure to the benefit of and bind permitted successors and assigns of HealthGate and Licensee. In no event shall consent to assignment be conditioned upon the payment of any fee.

     9.4. AMENDMENTS IN WRITING. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless it is set forth in a writing that refers to this Agreement and is executed by an authorized representative of each party hereto. No failure or delay by any party in exercising any right, power, or remedy will operate as a waiver of any such right, power, or remedy.

     9.5. NOTICES. All notices required hereunder (except invoice or purchase orders as provided herein) shall be in writing and shall be deemed to have been duly given upon receipt, and shall be either delivered in person, by registered or certified mail, postage prepaid, return receipt requested, or by overnight delivery service with proof of delivery, and addressed as follows:

             To HealthGate:        Joanne Skerry
                                   HealthGate Data Corp.
                                   25 Corporate Drive
                                   Suite 310
                                   Burlington, Massachusetts 01803

             with a copy to:       Steve Kane, Esq.
                                   Rich, May, Bilodeau & Flaherty
                                   176 Federal Street, 6th Floor
                                   Boston, MA 02110-2223

             To Licensee:          Director, I/S Contracts
                                   HCA - Information Technology & Services, Inc.
                                   2555 Park Plaza
                                   Nashville, Tennessee 37203

             with a copy to:       General Counsel
                                   HCA - The Healthcare Company
                                   One Park Plaza
                                   Nashville, Tennessee 37203

     9.6.    PUBLICITY.

             9.6.1 HealthGate and Licensee agree not to advertise or to use the other party's name in any advertising, except as contemplated by this Agreement, without first obtaining written consent from the other party, which consent shall not be unreasonably withheld.

             9.6.2 The parties shall publicly disclose [this arrangement/agreement] in the manner contemplated by Regulation FD of the Securities and Exchange Commission in the form of the press release attached as Schedule C.

     9.7.    BOOKS AND RECORDS.

             9.7.1 To the extent the requirements of 42 C.F.R. Section 420.300 et seq. are applicable to the transactions contemplated by this Agreement, HealthGate agrees to make available to the Secretary of Health and Human Services ("HHS"), the Comptroller General of the Government Accounting Office ("GAO") and their authorized representatives, all contracts, books, documents and records relating to the nature and extent of costs hereunder until the expiration of four (4) years after Services are furnished under this Agreement.

             9.7.2 If HealthGate carries out its obligations under this Agreement through a subcontract worth $10,000 or more over a twelve-month period with a "related" organization, the subcontract will also contain clauses substantially identical to this Section 9.7 to permit access by Licensee, HHS, GAO and their representatives to the "related" organization's books and records.

             9.7.3 HealthGate agrees to comply at all times with the regulations issued by the Department of Health and Human Services published at 42 C.F.R. 1001, and which relate to HealthGate's obligation to report and disclose discounts, rebates and other reductions to Licensee and Authorized Users for Licensed Content and services purchased under this Agreement. Where a discount or other reduction in price of the services is applicable, the parties also intend to comply with the requirements of 42 U.S.C.
                     Section 1320a-7b(b)(3)(A) and the "safe harbor" regulations regarding discounts or other reductions in price set forth at 42 C.F.R. Section 1001.952(h).

             9.7.4 Licensee is not a federal government contractor; however, some of the Authorized Users that will purchase from HealthGate under this Agreement may be federal government contractors or subcontractors. HealthGate acknowledges that purchase orders by any such entities incorporate the contract clauses regarding equal employment opportunity and affirmative action contained in 41 C.F.R. 60-1.4 (Executive Order 11246), 41 C.F.R. 60-250.4 (Vietnam Era Veterans Readjustment and Assistance Act), and 41 C.F.R. 60-741.5 (Rehabilitation Act).

             9.7.5 Licensee shall have the right, during normal business hours and with reasonable advance notice, to review and photocopy HealthGate's books, documents and records that pertain directly to the accounts of Licensee, Authorized Users and their Affiliates, the fees payable to HealthGate under this Agreement, the rebates payable by HealthGate, or the services provided by HealthGate hereunder. The audit may be conducted by Licensee employees or by an external auditing firm selected by Licensee. The cost of audit, including the cost of the auditors and reasonable cost of copies of books, documents and records shall be paid by Licensee. Licensee shall have no obligation to pay the cost incurred by employees and agents of HealthGate in cooperating with Licensee in such audit.

             9.7.6 HealthGate represents and warrants that it has not been excluded, debarred, or otherwise made ineligible to participate in any federal health care program as defined in 42 U.S.C. Section 1320a-7b(f) (the "Federal Healthcare Programs"). HealthGate represents and warrants to Licensee that HealthGate (i) is not currently excluded, debarred, or otherwise ineligible to participate in the Federal Healthcare Programs; (ii) is not convicted of a criminal offense related to the provision of health care items or services but has not yet been excluded, debarred, or otherwise declared ineligible to participate in the Federal Healthcare Programs, and
                     (iii) is not under investigation or otherwise aware of any circumstances which may result in HealthGate being excluded from participation in the Federal Healthcare Programs. This shall be an ongoing representation and warranty during the term of this Agreement, and HealthGate shall immediately notify Licensee of any change in the status of the representations and warranty set forth in this section. Any breach of this section shall give Licensee the right to terminate this Agreement immediately for cause.

             9.7.7 HealthGate represent and warrants that it has not made, is not obligated to make, and will not make any payment or provide any remuneration to any third party in return for Licensee entering into this Agreement or for any business transacted under this Agreement.

             9.7.8 Licensee's rights under this Section 9.7 shall survive for a period of four (4) years after termination or expiration of this Agreement.

     9.8. AUDIT/REPORTING. Licensee shall have the right, during normal business hours and with reasonable advance notice, to review and photocopy HealthGate's books and records that pertain directly to the accounts of Licensee, HPG Members, or Authorized Users. The audit may be conducted by Licensee's employees or by an external auditing firm selected by Licensee. The cost of audit, including the cost of the auditors and reasonable cost of copies of books and records shall be paid by Licensee. Licensee shall have no obligation to pay the cost incurred by employees and agents of HealthGate in cooperating with Licensee in such audit. Licensee does not have the right to review the books and records that pertain to the accounts of other HealthGate customers or business partners. Licensee may not conduct more than one such audit per year. Any personnel of Licensee shall sign a mutually agreeable confidentiality agreement before such audit is done.

     9.9. THIRD PARTY RIGHTS. This Agreement is not intended and shall not be construed to create any rights for any third party.

     9.10. FORCE MAJEURE. Neither party shall be liable nor deemed to be in default of its obligations hereunder for any delay or failure in performance under this Agreement or other interruption of service resulting, directly or indirectly, from acts of God, civil or military authority, act of war, accidents, natural disasters or catastrophes, strikes, or other work stoppages or any other cause beyond the reasonable control of the party affected thereby. However, each party shall utilize it best good faith efforts to perform such obligations to the extent of its ability to do so in the event of any such occurrence or circumstances. If a single force majeure condition causes a delay or failure in performance under this Agreement or other interruption of service exceeding ninety (90) days, the non-affected party may terminate subject to the requirements of Section 6 above by providing a Termination Notice to the affected party.

     9.11. INSURANCE. HealthGate shall maintain liability coverage for errors and omissions with coverage of at least $1,000,000 per incident and $3,000,000 in the aggregate. Licensee shall be provided a copy of the certificate of insurance upon signing of this Agreement. Licensee shall be promptly notified at least thirty (30) days prior to any cancellation of policy or reduction in coverage below the required amounts specified in this Section 9.11

     9.12. LEGAL FEES. In the event of any litigation between the parties concerning this Agreement, the prevailing party shall be awarded reasonable attorney's fees and other costs and expenses incurred in connection with such action.

     9.13. GOVERNING LAW. The validity, interpretation, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

     9.14 PERSONAL INDUCEMENTS. No personal cash, merchandise, equipment or other items of intrinsic value shall be offered by or on behalf of HealthGate to Licensee or Authorized Users and/or their employees, officers, or directors as an inducement to purchase from HealthGate.

     9.15 VENDOR RELATIONS POLICY HealthGate acknowledges that Licensee has a Vendor Relations Policy relating to ethics and compliance issues between suppliers and Licensee, and that it has received a copy of this policy. The Vendor Relations Policy is also available through the Internet at:
             http://www.hcahealthcare.com/Ethics/Policies/mm/mm.002.doc.

     9.16    DISPUTES

             9.16.1 As used in this clause, "Problem" shall mean any problem or circumstance that results from any of the following: (a) an alleged failure by either party to perform its obligations under this Agreement; (b) an alleged inadequacy or delay of either party's performance under this Agreement; (c) a request for services where the parties disagree whether such services are within the scope of this Agreement; or,
                     (d) a disagreement as to the responsibilities either party has under this Agreement. "Problem Resolution Report" shall mean a written report executed by both parties describing a solution to a Problem.

             9.16.2 If a Problem or dispute arises, the parties' respective designated representatives shall attempt to resolve the Problem. If such Problem cannot be promptly resolved, IT&S' and HealthGate's contract managers shall discuss and endeavor to resolve such Problem. If the IT&S and HealthGate contract managers resolve the Problem, they will execute a Problem Resolution Report and each party shall commence the resolution of the Problem in accordance therewith. In the event the IT&S and HealthGate contract managers fail to resolve the Problem within five (5) days after the referral of the Problem to them, the parties shall refer the Problem to the Management Designees for resolution. The Management Designees determination of a resolution with respect to any Problem shall be final and binding on the parties. In the event the Management Designees fail to resolve the Problem within ten (10) days after the referral of the Problem to it, the Parties may escalate the Problem to the Designate Executives for resolution.

                             THE MANAGEMENT DESIGNEES ARE:
                             HealthGate - CFO
                             IT&S - Jon Terry

                             THE DESIGNATED EXECUTIVES ARE:
                             HealthGate - CEO
                             IT&S - Marty Paslick

             9.16.3 If any Problem or other dispute arises between the parties, and the disputed matter has not been resolved by the Designated Executives within ten (10) days after such dispute has been referred to them, or such longer period as agreed to in writing by the parties, and without regard to whether either party has contested whether these procedures, including the duty of good faith, have been followed, each party shall have the right to commence any legal proceeding as permitted by law.

             9.16.4 Notwithstanding anything to the contrary contained herein, and even if any Problem or other dispute arises between the parties and regardless of whether or not it requires at any time the use of the dispute resolution procedures described above, except as otherwise expressly provided in this Agreement, in no event nor for any reason shall (a) HealthGate interrupt the provision of Licensed Content to IT&S unless: (i) authority to do so is granted by the other party or conferred by a court of competent jurisdiction; or
                     (ii) the Term of this Agreement has been terminated or has expired and all work satisfactory to IT&S has been completed and all amounts owed to HealthGate have been paid.

             9.16.5 Subject to and in accordance with the provisions of this Section, IT&S may withhold payment of any HealthGate invoice (or part thereof) that it in good faith disputes are due or owing. In such case, IT&S shall, by the applicable due date, pay any amounts then due that are not disputed and provide to HealthGate a written explanation of the basis for the dispute as to the disputed amounts. The failure of IT&S to pay a disputed invoice, or to pay the disputed part of an invoice, shall not constitute a breach or default by IT&S, so long as IT&S complies with the provisions of this Section 9.16. For purposes of this Section, any dispute relating to amounts owed by a party hereunder shall be considered a Problem.

     9.17    ALTERNATIVE DISPUTE RESOLUTION: ATTORNEYS FEES.

             In the event of a dispute between the parties that cannot be resolved between them, either party may submit their dispute to non-binding mediation prior to initiating litigation. Each party shall bear its own costs and expenses of participating in the mediation (including without limitation, attorneys' fees) and each party shall bear one-half (1/2) of the costs and expenses of the mediator. The matters discussed or revealed in the mediation session shall not be revealed in any subsequent litigation. In the event the matter is not resolved in the mediation, suit may be brought. Nothing in this Section shall be deemed to limit a party's access to the court system to pursue a remedy that is limited to injunctive relief. During the process described above for this Section, HealthGate shall continue its performance under this Agreement, unless Licensee instructs HealthGate to suspend services until the dispute is resolved.

     9.18 WAIVER. The failure by either party to exercise any right provided hereunder shall not be deemed a waiver of such right.

     9.19 SURVIVAL. Sections 2.3, 2.4, 2.5, 8 and 9 shall survive any termination of this Agreement.

     9.20 ENTIRE AGREEMENT; SEVERABILITY. The parties hereto acknowledge that they have read this Agreement in its entirety and understand and agree to be bound by all of its terms and conditions, and further agree that this Agreement and any exhibits or schedules hereto or thereto constitute a complete and exclusive statement of the understanding between the parties with respect to delivery of Licensed Content by HealthGate, which supersede any and all other communications between the parties, whether written or oral. Any prior agreements, promises, negotiations or representations related to the delivery of Licensed Content by HealthGate not expressly set forth in this Agreement are of no force and effect. All agreements, clauses and covenants contained herein are severable, and in the event any of them shall be held to be unconstitutional, invalid, illegal, or unenforceable, the remainder of this Agreement shall be interpreted as if such unconstitutional, invalid, illegal or unenforceable agreements, clauses or covenants, were not contained herein. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IN THE EVENT THAT ANY

             REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SET FORTH HEREIN SHALL REMAIN IN EFFECT.

     IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Agreement under seal as of and effective the date first written above:


HEALTHGATE DATA CORP.              HCA - INFORMATION TECHNOLOGY & SERVICES. INC.


BY: /s/ Joanne Skerry              By: /s/ Noel Williams
   --------------------------         ----------------------------
Name: JOANNE SKERRY                Name: Noel Williams
      -----------------------            -------------------------
Title: DIR. OF ADMINISTRATION      Title: President
       ----------------------             ------------------------
Date: 10/15/02                     Date: 10/21/02
      -----------------------            -------------------------